UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016 (November 29, 2016)

YADKIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

000-52099	20-4495993
(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Ave., Suite 300 Raleigh, North Carolina	27612
(Address of Principal Executive Offices)	(Zip Code)

(919) 659-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 17, 2016, Yadkin Financial Corporation (“Yadkin”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”), which was mailed on or about October 21, 2016, to Yadkin shareholders of record with respect to the Yadkin special meeting to be held on December 9, 2016. Yadkin shareholders of record will, among other things, vote to approve the Agreement and Plan of Merger, dated as of July 20, 2016, by and between F.N.B. Corporation (“F.N.B.”) and Yadkin (the “Merger Agreement”), and the transactions contemplated by the Merger Agreement, including the merger of Yadkin with and into F.N.B (the “Merger”).

As disclosed in the Definitive Proxy Statement, on September 1, 2016, a purported shareholder of Yadkin initiated a lawsuit in the Superior Court of the State of North Carolina, Wake County (the “Court”), against members of the Yadkin board, F.N.B. and Yadkin (the “Defendants”). The lawsuit, which is captioned Moss v. Towell, et al., Case No. 16-CVS-11038 (the “Action”), purports to allege class claims on behalf of all Yadkin shareholders and seeks an injunction against the Merger.

On November 29, 2016, the Defendants entered into a memorandum of understanding with respect to a proposed settlement of the Action, pursuant to which the parties have agreed, among other things, that Yadkin will make certain supplemental disclosures related to the Merger, all of which are set forth in the supplemental disclosures below. The supplemental disclosures to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. The information contained in this Current Report is incorporated by reference into the Definitive Proxy Statement.

The proposed settlement will not affect the timing of the respective special meetings of Yadkin and F.N.B., which are each scheduled to be held on December 9, 2016, the disposition of the shareholders’ vote or the amount of consideration to be paid to Yadkin shareholders in connection with the proposed merger. Yadkin believes that the Action is without merit and that no further disclosure is required to supplement the Definitive Proxy Statement under any applicable rule, statute, regulation or law. However, to, among other things, eliminate the burden, inconvenience, expense, risk and disruption of further litigation, Yadkin has determined that it will make the below supplemental disclosures.

The proposed settlement remains subject to, among other things, further documentation in the form of a definitive settlement agreement (the "Stipulation"), and Court approval following notice to Yadkin shareholders of record as directed by the Court. If the proposed settlement is approved by the Court, the parties to the Action anticipate that the settlement will resolve and release all claims pursuant to terms that will be disclosed to Yadkin shareholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiff's counsel in the Action will file a petition in the Court for approval of attorneys’ fees and expenses to be paid by Yadkin or its successor. Yadkin or its successor will pay or cause to be paid any attorneys’ fees and expenses approved by the Court. There can be no assurance that the parties will ultimately enter into the Stipulation or that the Court will approve the proposed settlement if the parties enter into the Stipulation. In such event, the memorandum of understanding and/or the proposed settlement may be terminated.

Supplemental Disclosures

Yadkin is making the following supplemental disclosures to the Definitive Proxy Statement in connection with the proposed settlement of the Action. The parties have entered into a memorandum of understanding to settle the Action. Pursuant to the proposed settlement, Yadkin has agreed to provide the additional information set forth below. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

The Merger – Background of the Merger

The Definitive Proxy Statement is hereby amended and supplemented by adding the following text on page 57 of the Definitive Proxy Statement following the fourth full paragraph:

On March 30, 2016, Yadkin executed a confidentiality and non-disclosure agreement with a potential interested party, which we will refer to as “Party B.” Party B’s confidentiality and non-disclosure agreement contained a customary non-solicit; no-hire provision in favor of Yadkin. Party B’s confidentiality and non-disclosure agreement did not contain a “standstill” provision and did not impose any restrictions on Party B from making a proposal or offer to acquire Yadkin.

The Definitive Proxy Statement is hereby amended and supplemented by replacing the first sentence of fifth paragraph on page 57 of the Definitive Proxy Statement, which after the above insertion is the sixth paragraph on page 57, with the following text:

On April 7, 2016, based on the preliminary assessment by F.N.B. senior management that the North Carolina markets would be highly attractive markets for F.N.B. to enter in the event an appropriate acquisition opportunity arose, F.N.B. entered into a confidentiality and non-disclosure agreement with Yadkin that contained a customary non-solicit; no-hire provision in favor of Yadkin. The confidentiality and non-disclosure agreement with F.N.B. also contained a customary standstill provision.

The Definitive Proxy Statement is hereby amended and supplemented by adding the following text on page 58 of the Definitive Proxy Statement following the first full paragraph:

Two of the six potential interested parties, which we will refer to as “Party A” and “Party C,” executed confidentiality and non-disclosure agreements on April 25, 2016, and April 29, 2016, respectively. The Party A and Party C confidentiality and non-disclosure agreements contained customary non-solicitation; no hire-provisions in favor of Yadkin. As with the confidentiality and non-disclosure agreement with F.N.B., the agreements with Party A and Party C also contained customary standstill provisions that obligated the potential bidder to refrain for a specified period of time from pursuing various actions that relate to acquisition of control of Yadkin without the prior written consent of the Yadkin board of directors, such as making proposals to acquire Yadkin, buying shares of Yadkin common stock, and commencing a proxy contest for control of the Yadkin board of directors (each such provision, a “Standstill Provision”). The Standstill Provision also prohibits the potential bidder from asking for a waiver of the Standstill Provision without the prior written consent of the Yadkin board of directors. Thus, unless Yadkin’s board of directors affirmatively waives the Standstill Provisions of the nondisclosure agreements, Party A and Party C cannot approach Yadkin to request a waiver of the Standstill Provision to present an offer to acquire Yadkin in a consensual merger or other form that might constitute a superior proposal under the terms of the Merger Agreement with F.N.B. Yadkin did not waive any of the Standstill Provisions prior to entering into the Merger Agreement and has not waived the Standstill Provision subsequently. As a result, each of the parties to a non-disclosure agreement with a Standstill Provision presently are precluded from making a proposal to acquire Yadkin or approaching the Yadkin board of directors to request a waiver of the Standstill Provision.

The Definitive Proxy Statement is hereby amended and supplemented by adding the following text on page 59 of the Definitive Proxy Statement following the first full paragraph:

In late May, a party that had not previously expressed interest in Yadkin, which we will refer to herein as “Party D,” contacted Sandler O’Neill and expressed interest in a strategic combination with Yadkin. Party D executed a confidentiality and non-disclosure agreement containing a non-solicit; no-hire provision in favor of Yadkin and a Standstill Provision as described above. Shortly after executing the confidentiality and non-disclosure agreement, Party D informed Sandler O’Neill that it would no longer pursue a strategic transaction with Yadkin citing an inability to pay a price above Yadkin’s then-current stock price. Party D never submitted an indication of interest to acquire Yadkin.

The Merger – Certain Unaudited Prospective Financial Information

The Definitive Proxy Statement is hereby amended and supplemented by replacing the section entitled “Certain Unaudited Prospective Financial Information of Yadkin” in its entirety with the following:

The following table presents Yadkin’s unaudited prospective financial information for the years ending December 31, 2016 through and including December 31, 2020, as provided or approved by Yadkin and used by Sandler O’Neill in performing financial analyses in connection with its fairness opinion delivered to the Yadkin board of directors.

	12/31/2016		12/31/2017	12 /31/2018 (1)	12 /31/2019 (1)	12 /31/2020 (1)
Earnings Per Share (2)	$1.44		$1.92	$2.07	$2.24	$2.42
Net Income ($000s)	$69,616		$99,366	$107,317	$115,906	$125,177
Dividends Per Share	$0.20	(3)	$0.40	$0.40	$0.40	$0.40
Tangible Book Value Per Share	$13.02		$14.65	$16.44	$18.37	$20.47

(1)	Based on an estimated earnings per share growth rate of 8% and an annual dividends per share assumption of $0.40 in 2018 through 2020 provided to Sandler O’Neill by Yadkin management.

(2)	Represents projected GAAP earnings per share. Based upon publicly available analyst earnings per share estimates for Yadkin (excluding estimates prepared by one analyst because such estimates were not in line with Yadkin management’s views).

(3)	Represents dividend per share for the second half of 2016.

The following table presents Yadkin’s unaudited prospective financial information for the years ending December 31, 2016 and December 31, 2017, as well as an estimated earnings per share growth rate for the years thereafter through 2020 as provided to RBCCM by Yadkin during F.N.B.’s due diligence and used by RBCCM in performing financial analyses in connection with its fairness opinion delivered to the F.N.B. board of directors.

	12/31/2016	12/31/2017
Net Income ($000s)	$68,742	$99,106
Earnings Per Share (4)	$1.33	$1.92
Tangible Book Value per Share	$12.96	$14.60

An earnings per share growth rate of 8% in 2018 through 2020 was provided by Yadkin management.

(4)	Represents projected GAAP earnings per share.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contain, but are not limited to, Yadkin’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to certain risks and uncertainties. In addition to factors previously disclosed in Yadkin’s reports filed with the SEC and those identified elsewhere in this report, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to obtain all regulatory approvals and meet other closing conditions to the Merger, including approval by the shareholders of F.N.B. and Yadkin, respectively, on the expected terms and time schedule; delay in closing the Merger; difficulties and delays in integrating the F.N.B. and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; potential difficulties encountered in expanding into a new market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms. Yadkin does not undertake any obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this report.

Additional Information About the Merger and Where to Find It

This Current Report on Form 8-K is being filed in respect of the proposed Merger involving Yadkin and F.N.B. This material is not a solicitation of any vote or approval of Yadkin’s or F.N.B.’s stockholders and is not a substitute for the Proxy Statement/Prospectus or any other documents which Yadkin and F.N.B. may send to their respective stockholders in connection with the proposed Merger. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Before making any voting or investment decision, the respective investors and stockholders of Yadkin and F.N.B. are urged to carefully read this document in conjunction with the entire Proxy Statement/Prospectus that Yadkin and F.N.B. have mailed to their respective stockholders. Copies of the Proxy Statement/Prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing your request, in writing or by telephone, to:

F.N.B. Corporation 12 Federal Street Pittsburgh, Pennsylvania 15212 Attention: James G. Orie, CLO Telephone: (724) 983-3435	Yadkin Financial Corporation 3600 Glenwood Avenue, Suite 300 Raleigh, North Carolina 27612 Attention: Terry Earley, CFO Telephone: (919) 659-9015

In order to receive timely delivery of the documents in advance of the special meeting, you should make your request to F.N.B. or Yadkin, as the case may be, no later than December 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN FINANCIAL CORPORATION

By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer

Date: November 29, 2016